As filed with the Securities and Exchange Commission on September 16 , 2015
Registration No. 333- 206097

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1 /A
(Amendment No. 1)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ADDENTAX GROUP CORP.
(Name of small business issuer in its charter)

Nevada	3990	35-2521028
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Number)	(IRS Employer Identification Number)

70, Av Allal Ben Abdellah,
Fes, Morocco, 30000
Phone +17026606161
E-mail addentax@gmail.com
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Business Filings Incorporation
311 S Division Street, Carson City, NV 89703
Tel: 1- 608-827-5300
(Address, including zip code, and telephone number, including area code, of agent for service)

COPIES OF COMMUNICATIONS TO:

Stepp Law Corporation
15707 Rockfield Boulevard, Suite 101
Irvine, California 92618
Phone: (949) 660-9700 ext. 124
Fax: (949) 660-9010

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [  ]

If this form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [  ]

If this form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

Securities to be Registered	Amount to be Registered	Offering Price Per Share (1)	Aggregate Offering Price	Registration Fee

Common Stock	3.000 000	$0.03	$90.000	$10.46

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) of the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED. THERE IS NO MINIMUM PURCHASE REQUIREMENT FOR THE OFFERING TO PROCEED.

ADDENTAX GROUP CORP.
3,000,000 SHARES OF COMMON STOCK
$0.03 PER SHARE

This is the initial offering of common stock of Addentax Group Corp. and no public market currently exists for the securities being offered.  We are offering for sale a total of 3,000,000 shares of common stock at a fixed price of $0.03 per share. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The offering is being conducted on a self-underwritten, best efforts basis, which means our President, Otmane Tajmouati, will attempt to sell the shares. This Prospectus will permit our President to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell.  In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934.

The shares will be offered at a fixed price of $0.03 per share for a period of two hundred and forty (240) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (240 days from the effective date of this prospectus), (ii) the date when the sale of all 3,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 3,000,000 shares registered under the Registration Statement of which this Prospectus is part.

Addentax Group Corp. is a development stage company that has limited operations.  To date we have been involved primarily in organizational activities. We do not have sufficient capital for operations. For the period from October 28, 2014 (inception) to June 3 0 , 2015 we had generated limited revenues of $1,080 and n et loss of $ 4,758 . Any investment in the shares offered herein involves a high degree of risk.  You should only purchase shares if you can afford a loss of your investment.  Our independent registered public accountant has issued an audit opinion for Addentax Group Corp., which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

We are a “shell company” within the meaning of Rule 405, promulgated pursuant to Securities Act, because we have nominal assets and nominal operations. Accordingly, the ability of holders of our common stock to re-sell their shares may be limited by applicable regulations. Specifically, the securities sold through this offering can only be resold through registration under the Securities Act of 1933, pursuant to Section 4(1) of the Securities Act, or by meeting the conditions of Rule 144(i) under the Securities Act. For us to cease being a “shell company” we must have more than nominal operations and more that nominal assets or assets which do not consist solely of cash or cash equivalents.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board or other quotation service. To be eligible for quotation, issuers must remain current in their quarterly and annual filings with the SEC. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board or other quotation service. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS” ON PAGES 4 THROUGH 9 BEFORE BUYING ANY SHARES OF ADDENTAX GROUP CORP.’S COMMON STOCK.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

SUBJECT TO COMPLETION, DATED _____________, 2015

TABLE OF CONTENTS

PROSPECTUS SUMMARY	3
RISK FACTORS	4
FORWARD-LOOKING STATEMENTS	9
USE OF PROCEEDS	9
DETERMINATION OF OFFERING PRICE	10
DILUTION	10
MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS	12
DESCRIPTION OF BUSINESS	15
LEGAL PROCEEDINGS	18
DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS	18
EXECUTIVE COMPENSATION	19
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	20
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	20
PLAN OF DISTRIBUTION	21
DESCRIPTION OF SECURITIES	22
INDEMNIFICATION	23
INTERESTS OF NAMED EXPERTS AND COUNSEL	23
EXPERTS	23
LEGAL MATTERS	23
AVAILABLE INFORMATION	23
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	24
INDEX TO THE FINANCIAL STATEMENTS	25

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.

PROSPECTUS SUMMARY

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, “WE,” “US,” “OUR,” AND “ADDENTAX GROUP CORP.” REFERS TO ADDENTAX GROUP CORP. THE FOLLOWING SUMMARY DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU.  YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

ADDENTAX GROUP CORP.

We are a development stage company, which is working on the field of producing images on multiple surfaces using heat transfer technology. Addentax Group Corp. was incorporated in Nevada on October 28, 2014. We intend to use the net proceeds from this offering to develop our business operations (See “Description of Business” and “Use of Proceeds”). To implement our plan of operations we require a minimum of $30,000 for the next twelve months as described in our Plan of Operations. The amount of funds necessary to implement our plan of operations cannot be predicted with any certainty and may exceed any estimates we set forth. However, there is no assurance that we will generate significant revenue in the first twelve months after completion our offering.

Being a development stage company, we have very limited operating history. After twelve months period we may need additional financing. If we do not generate significant revenues we may need a minimum of $10,000 of additional funding to pay for ongoing SEC filing requirements. The Company has an arrangement for additional financing from our sole officer and director Otmane Tajmouati dated March 2, 2015 for a period of one year. This agreement is filed in Exhibit 10.1 to the Registration Statement of which this Prospectus forms a part. Our principal executive office is located at 70, Av Allal Ben Abdellah, Fes, Morocco 30000. Our phone number is +17026606161.

From inception until the date of this filing, we have had limited operating activities. Our financial statements from inception (October 28, 2014) through June 3 0 , 2015, show limited revenues of $1,080 and net loss of $ 4,758 . Our independent registered public accounting firm has issued an audit opinion for Addentax Group Corp., which includes a statement expressing substantial doubt as to our ability to continue as a going concern. To date, we have developed our business plan, purchased one unit of equipment, signed a Contract for the sale of goods with Derb il Horra dated February 3, 2015, the Company has earned $1,080 from Derb il Horra for the provision of printed products and entered into a Lease Agreement was signed with Samir Mustafajev for office space for a period of half a year signed December 15, 2015 and commenced March 1, 2015.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop. The Company is publicly offering its shares to raise funds in order for our business to develop its operations and increase its likelihood of commercial success. Our sole officer and director will only be devoting approximately 75% of his time a week to our operations, because of his other family and life interests. Otmane Tajmouati has agreed to devote more time to the Company’s operation if it is required. As a result, our operations may be sporadic and occur at times, which are convenient to our sole officer and director.

THE OFFERING

The Issuer:	ADDENTAX GROUP CORP.

Securities Being Offered:	3,000,000 shares of common stock.

Price Per Share:	$0.03

Duration of the Offering:
The shares will be offered for a period of two hundred and forty (240) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (240 days from the effective date of this prospectus), (ii) the date when the sale of all 3,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 3,000,000 shares registered under the Registration Statement of which this Prospectus is part.

Gross Proceeds of all of shares are sold:	$90,000

Gross Proceeds of two third of shares are sold:	$60,000

Gross Proceeds of one third of shares are sold:	$30,000

Furthermore, the Company may not sell any shares. In this instance, we, will not receive any proceeds from this offering.

Securities Issued and Outstanding:	There are 3,000,000 shares of common stock issued and outstanding as of the date of this prospectus, held by our sole officer and director, Otmane Tajmouati

Subscriptions:	All subscriptions once accepted by us are irrevocable.

Registration Costs:	We estimate our total offering registration costs to be approximately $7,000.

Risk Factors:	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our audited financial statements for the period from October 28, 2014 (Inception) to March 31, 2015:

Financial Summary

March 31, 2015 ($)
(Audited)
Cash and cash equivalents	6,990
Total Assets	11,289
Total Liabilities	8,128
Total Stockholder’s Equity	3,161

Statement of Operations

	Accumulated From October 28, 2014 (Inception) to March 31, 2015 ($)
	(Audited)
Total revenue	1,080
Total operating expenses	891
Net Income	161
Net Income per Share	0.00	*

* Denotes income of less than $0.01 per share.

The tables and information below are derived from our quarterly condensed financial statements (unaudited) for the three-month period ended June 30, 2015:

Financial Summary

June 30, 2015($)
(Unaudited)

Cash and cash equivalents	1,490
Total Assets	6,342
Total Liabilities	8,100
Total Stockholder’s Deficit	(1,758)

Statement of Operations

	Three month period ended June 30, 2015$
	(Unaudited)

Total revenue	-
Total operating expenses	4,947
Net Loss	(4,919)
Net Loss per Share	(0.00	) *

* Denotes a loss of less than $0.01 per share.

RISK FACTORS

An investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock.  If any of the following risks occur, our business, operating results and financial condition could be seriously harmed.  The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

RISKS ASSOCIATED TO OUR BUSINESS

OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANT HAS EXPRESSED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

We have recognized a net loss of $ 4,758 and limited revenues of $1,080 for the period from our inception on October 28, 2014 to June 3 0 , 2015. Our future is dependent upon our ability to obtain significant financing and upon future profitable operations. Further, the finances required to fully develop our plan cannot be predicted with any certainty and may exceed any estimates we set forth. Cutler & Co., LLC, our independent registered public accounting firm, has expressed substantial doubt about our ability to continue as a going concern. This opinion could materially limit our ability to raise additional funds by issuing new debt or equity securities or otherwise. You should consider our independent registered public accountants' comments when determining if an investment in Addentax Group Corp. is suitable.

WE ARE A DEVELOPMENT STAGE COMPANY AND HAVE COMMENCED LIMITED OPERATIONS IN OUR BUSINESS. WE EXPECT TO INCUR SIGNIFICANT OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

We were incorporated on October 28, 2014 and have commenced limited business operations. Accordingly, we have no way to evaluate the likelihood that our business will be successful. Potential investors should be aware of the difficulties normally encountered by new companies and the high rate of failure of such enterprises.  The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate significant cash flow to operate our business, and additional costs and expenses that may exceed current estimates. We anticipate that we will incur increased operating expenses without realizing significant revenues. We expect to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate significant operating revenues. If we are unsuccessful in addressing these risks, our business may likely be harmed.

THE EFFECT OF THE RECENT ECONOMIC CRISIS MAY IMPACT OUR BUSINESS, OPERATING RESULTS OR FINANCIAL CONDITIONS.

The recent global crisis has caused disruption and extreme volatility in global financial markets and increased rates of default and bankruptcy, and has impacted levels of consumer spending. These macroeconomic developments may affect our business, operating results or financial condition in a number of ways. For example, our potential customers may never start spending money with us or may have difficulty paying us. A slow or uneven pace of economic recovery would negatively affect our ability to start our business and obtain financing.

BECAUSE OUR SOLE OFFICER AND DIRECTOR WILL OWN 50% OR MORE OF OUR OUTSTANDING COMMON STOCK, IF ALL THE SHARES BEING OFFERED ARE SOLD, HE WILL MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

If the maximum number of shares being offered are sold, Mr. Tajmouati, our sole officer and director, will still own 50 % of the outstanding shares of our common stock. Accordingly, he will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control.  The interests of Mr. Tajmouati may differ from the interests of the other stockholders and may result in corporate decisions that are disadvantageous to other shareholders.

OUR INTERNAL CONTROLS MAY BE INADEQUATE, WHICH COULD CAUSE OUR FINANCIAL REPORTING TO BE UNRELIABLE AND LEAD TO MISINFORMATION BEING DISSEMINATED TO THE PUBLIC. AS A RESULT, OUR STOCKHOLDERS COULD LOSE CONFIDENCE IN OUR FINANCIAL RESULTS, WHICH COULD HARM OUR BUSINESS AND THE MARKET VALUE OF OUR COMMON SHARES.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. We may in the future discover areas of our internal controls that need improvement. Section 404 of the Sarbanes-Oxley Act of 2002 will require us to continue to evaluate and to report on our internal controls over financial reporting. We cannot be certain that we will be successful in continuing to maintain adequate control over our financial reporting and financial processes. Furthermore, if our business grows, our internal controls will become more complex, and we will require significantly more resources to ensure our internal controls remain effective. Additionally, the existence of any material weakness or significant deficiency would require management to devote significant time and incur significant expense to remediate any such material weaknesses or significant deficiencies and management may not be able to remediate any such material weaknesses or significant deficiencies in a timely manner.

BECAUSE OUR SOLE OFFICER AND DIRECTOR WILL ONLY BE DEVOTING LIMITED TIME TO OUR OPERATIONS, OUR OPERATIONS MAY BE SPORADIC WHICH MAY RESULT IN PERIODIC INTERRUPTIONS OR SUSPENSIONS OF OPERATIONS.  THIS ACTIVITY COULD PREVENT US FROM ATTRACTING ENOUGH CUSTOMERS AND RESULT IN A LACK OF REVENUES.

Otmane Tajmouati, our sole officer and director will only be devoting limited time to our operations.  He will be devoting approximately 75% of his time to our operations. Because our sole office and director will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations. He plans to devote more time to our operations, when it is necessary to satisfy production capacity.

KEY MANAGEMENT PERSONNEL MAY LEAVE THE COMPANY, WHICH COULD ADVERSELY AFFECT THE ABILITY OF THE COMPANY TO CONTINUE OPERATIONS.

The Company is entirely dependent on the efforts of its sole officer and director. The Company does not have an employment agreement in place with its sole officer and director. His departure or the loss of any other key personnel in the future could have a material adverse effect on the business. There is no guarantee that replacement personnel, if any, will help the Company to operate profitably. The Company does not maintain key person life insurance on its sole officer and director

OUR SOLE OFFICER AND DIRECTOR HAS NO EXPERIENCE MANAGING A PUBLIC COMPANY WHICH IS REQUIRED TO ESTABLISH AND MAINTAIN DISCLOSURE CONTROL AND PROCEDURES AND INTERNAL CONTROL OVER FINANCIAL REPORTING.

We have never operated as a public company. Otmane Tajmouati, our sole officer and director has no experience managing a public company, which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required for a public company that is reporting company with the Securities and Exchange Commission. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected.

WE OPERATE IN A COMPETITIVE ENVIRONMENT, AND IF WE ARE UNABLE TO COMPETE WITH OUR COMPETITORS, OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS, CASH FLOWS AND PROSPECTS COULD BE MATERIALLY ADVERSELY AFFECTED.

We operate in a competitive environment.  Our competition includes large, small and midsized companies, and many of them may sell similar printed products in our markets at competitive prices. Competitive environment could materially adversely affect our business, financial condition, results of operations, cash flows and prospects.

BECAUSE WE WILL PURCHASE OUR RAW MATERIALS FROM OVERSEAS, A DISRUPTION IN THE DELIVERY OF IMPORTED SUPPLIES MAY HAVE A GREATER EFFECT ON US THAN ON OUR COMPETITORS.

We will import raw materials and equipment for our production from China. Because we keep a minimum stock of raw materials at our place, we believe that disruptions in shipping deliveries may have a greater effect on us than on competitors who keep a greater stock of raw materials and/or warehouse supplies. Deliveries of our raw materials may be disrupted through factors such as:

(1)	Raw material shortages, work stoppages, strikes and political unrest;
(2)	Problems with ocean shipping, including work stoppages and shipping container shortages;
(3)	Increased inspections of import shipments or other factors causing delays in shipments; and
(4)	Economic crises, international disputes and wars.

Most of our competitors warehouse large quantities of raw materials they import from overseas, which allow them to continue delivering their products for the near term, despite overseas shipping disruptions. If our competitors are able to deliver products when we cannot, our reputation may be damaged and we may lose customers to our competitors.

AS AN “EMERGING GROWTH COMPANY” UNDER THE JOB’S ACT, WE ARE PERMITTED TO RELY ON EXEMPTIONS FROM CERTAIN DISCLOSURE REQUIREMENTS.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

–	Have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
–	Provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;
–
Comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

–	Submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and
–
Disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period. Even if we no longer qualify for the exemptions for an emerging growth company, we may still be, in certain circumstances, subject to scaled disclosure requirements as a smaller reporting company. For example, smaller reporting companies, like emerging growth companies, are not required to provide a compensation discussion and analysis under Item 402(b) of Regulation S-K or auditor attestation of internal controls over financial reporting.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

ANY ADDITIONAL FUNDING WE ARRANGE THROUGH THE SALE OF OUR COMMON STOCK WILL RESULT IN DILUTION TO EXISTING SHAREHOLDERS.

We must raise additional capital in order for our business plan to succeed.  Our most likely sources of additional capital will be through sales of our printed products and through the sale additional shares of the common stock. Such stock issuances will cause stockholders' interests in our company to be diluted.  Such dilution will negatively affect the value of an investor's shares.

WE CURRENTLY FACE CERTAIN DIFFICULTIES BECAUSE OUR PRIMARILY OPERATIONS ARE BASED IN MOROCCO.

We have a limited operating history with the current scale of our business, which is located in Morocco. Investors in our stock should take into account the risks and uncertainties frequently encountered by companies based in this country. Our business results can be influenced by numerous factors, many of which we are unable to predict or are outside of our control, including:

1.	Changes in the legislative or regulatory environment, including with respect to privacy, or enforcement by government regulators, including fines, orders, or consent decrees;
2.	Fluctuations in currency exchange rates and changes in the proportion of our revenue and expenses denominated in foreign currencies;
3.	Fluctuations in the market values of our printed products;
4.	Changes in business or macroeconomic conditions.

BECAUSE COMPANY’S HEADQUARTER AND ASSETS ARE LOCATED OUTSIDE THE UNITED STATES, U.S. INVESTORS MAY EXPERIENCE DIFFICULTIES IN ATTEMPTING TO EFFECT SERVICE OF PROCESS AND TO ENFORCE JUDGMENTS BASED UPON U.S. FEDERAL SECURITIES LAWS AGAINST THE COMPANY AND ITS NON-U.S. RESIDENT OFFICERS AND DIRECTOR.

While we are organized under the laws of State of Nevada, our officer and director Otmane Tajmouati a non-U.S. resident and the Company’s headquarter and assets are located outside the United States. Consequently, it may be difficult for investors to affect service of process on him in the United States and to enforce in the United States judgments obtained in United States courts against him based on the civil liability provisions of the United States securities laws. Since all our assets will be located outside U.S. it may be difficult or impossible for U.S. investors to collect a judgment against us. As well, any judgment obtained in the United States against us may not be enforceable in Morocco.

RISKS ASSOCIATED WITH THIS OFFERING

OUR OFFERING IS BEING MADE ON A BEST EFFORTS BASIS WITH NO MINIMUM AMOUNT OF SHARES ARE REQUIRED TO BE SOLD FOR THE OFFERING TO PROCEED.

In order to implement our business plan, we require funds from this offering. We require a minimum of $30,000 from the offering. However, our offering is being made on a best efforts basis with no minimum amount of shares required to be sold for the offering to proceed. If we raise only a nominal amount of proceeds we will utilize needed amount from our sole officer and director Otmane Tajmouati, under terms and conditions described in Loan Agreement that is filed in Exhibit 10.1 to the Registration Statement of which this Prospectus forms a part. If the loaned funds are not enough to implement our business plan we may be unable to continue operations and our business may be seriously and you may lose your investment in the Company.

BECAUSE THE COMPANY HAS ARBITRARILY SET THE OFFERING PRICE, YOU MAY NOT REALIZE A RETURN ON YOUR INVESTMENT UPON RESALE OF YOUR SHARES.

The offering price and other terms and conditions relative to the Company’s shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, as the Company was formed on October 28, 2014 and has only a limited operating history and limited revenues of $1,080, the price of the offered shares is not based on its past earnings and no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares, as such our stockholders may not be able to receive a return on their investment when they sell their shares of common stock.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President Otmane Tajmouati, who will receive no commissions. There is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling at least half of the shares or raising $30,000 from this offering, we may have to rely on loans from our sole officer and director or seek alternative financing for implementation our business plan.

THE TRADING IN OUR SHARES WILL BE REGULATED BY THE SECURITIES AND EXCHANGE COMMISSION RULE 15G-9 WHICH ESTABLISHED THE DEFINITION OF A “PENNY STOCK.”

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $3,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse). For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the Over-the-Counter Bulletin Board (“OTCBB”). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board or other quotation service. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time.  We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale.  As of the date of this filing, there have been no discussions or understandings between Addentax Group Corp. and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

The estimated cost of this registration statement is $7,000. We will have to utilize funds from Otmane Tajmouati, our sole officer and director, who has agreed to loan the Company funds to complete the registration process. However, Mr. Tajmouati has an obligation to loan such funds to us and there is a guarantee that he will loan such funds to the Company, as described in Loan Agreement, which is filed in Exhibit 10.1 to the Registration Statement of which this Prospectus forms a part. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board or other quotation service. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate significant revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board or other quotation service.

BECAUSE WE ARE A SHELL COMPANY, YOU WILL NOT BE ABLE TO RESELL YOUR SHARES IN CERTAIN CIRCUMSTANCES, WHICH COULD HINDER THE RESALE OF YOUR SHARES.

We are a “shell company” within the meaning of Rule 405, promulgated pursuant to Securities Act of 1933, as amended (the “Securities Act”), because we have nominal assets and nominal operations. Accordingly, the securities sold in this offering can only be resold through registration under Section 5 the Securities Act, Section 4(1), if available, for non-affiliates or by meeting the conditions of Rule 144 (i), which will potentially reduce liquidity of our securities. Another implication of us being a shell company is that we cannot file registration statements under Section 5 of the Securities Act using a Form S-8, a short form of registration to register securities issued to employees and consultants under an employee benefit plan. Additionally, though exemptions, such as Section 4(1) of the Securities Act may be available for non-affiliate holders our shares to resell their shares, because we are a shell company, a holder of our securities may not rely on the safe harbor from being deemed statutory underwriter under Section 2(11) of the Securities Act, as provided by Rule 144, to resell his or her securities. Only after we (i) are not a shell company, and (ii) have filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that we may be required to file such reports and materials, other than Form 8-K reports); and have filed current “Form 10 information” with the SEC reflecting our status as an entity that is no longer a shell company for a period of not less than 12 months, can our securities be resold pursuant to Rule 144.

“Form 10 information” is, generally speaking, the same type of information, as we are required to disclose in this prospectus, but without an offering of securities. These circumstances regarding how Rule 144 applies to shell companies may hinder your resale of your shares of the Company.

OUR COMMON SHARES WILL NOT INITIALLY BE REGISTERED UNDER THE EXCHANGE ACT AND AS A RESULT WE WILL HAVE LIMITED REPORTING DUTIES WHICH COULD MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS.

Our common shares are not registered under Section 12 of the Exchange Act. As a result, we will not be subject to the federal proxy, tender offer, and short swing insider trading rules for Section 12 registrations, and our directors, executive officers and 10% beneficial holders will not be subject to Section 16 of the Exchange Act. In addition, our reporting obligations under Section 15(d) of the Exchange Act may be suspended automatically if we have fewer than 300 shareholders of record on the first day of our fiscal year. Our common shares are not registered under the Securities Exchange Act of 1934, as amended, and we do not intend to register our common shares under the Exchange Act for the foreseeable future, provided that, we will register our common shares under the Exchange Act if we have, after the last day of our fiscal year, more than either (i) 2000 persons; or (ii) 500 shareholders of record who are not accredited investors, in accordance with Section 12(g) of the Exchange Act. As a result, although, upon the effectiveness of the registration statement of which this prospectus forms a part, we will be required to file annual, quarterly, and current reports pursuant to Section 15(d) of the Exchange Act, as long as our common shares are not registered under the Exchange Act, we will not be subject to Section 14 of the Exchange Act, which, among other things, prohibits companies that have securities registered under the Exchange Act from soliciting proxies or consents from shareholders without furnishing to shareholders and filing with the Securities and Exchange Commission a proxy statement and form of proxy complying with the proxy rules.

In addition, so long as our common shares are not registered under the Exchange Act, our directors and executive officers and beneficial holders of 10% or more of our outstanding common shares will not be subject to Section 16 of the Exchange Act. Section 16(a) of the Exchange Act requires executive officers and directors, and persons who beneficially own more than 10% of a registered class of equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of common shares and other equity securities, on Forms 3, 4 and 5, respectively. Such information about our directors, executive officers, and beneficial holders will only be available through this (and any subsequent) registration statement, and periodic reports we file thereunder.

BECAUSE OUR COMMON STOCK IS NOT REGISTERED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, OUR REPORTING OBLIGATIONS UNDER SECTION 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, MAY BE SUSPENDED AUTOMATICALLY IF WE HAVE FEWER THAN 300 SHAREHOLDERS OF RECORD ON THE FIRST DAY OF OUR FISCAL YEAR.

Our common stock is not registered under the Exchange Act, and we do not intend to register our common stock under the Exchange Act for the foreseeable future (provided that, we will register our common stock under the Exchange Act if we have, after the last day of our fiscal year, $10,000,000 in total assets and either more than 2,000 shareholders of record or 500 shareholders of record who are not accredited investors (as such term is defined by the Securities and Exchange Commission), in accordance with Section 12(g) of the Exchange Act).   As long as our common stock is not registered under the Exchange Act, our obligation to file reports under Section 15(d) of the Exchange Act will be automatically suspended if, on the first day of any fiscal year (other than a fiscal year in which a registration statement under the Securities Act has gone effective), we have fewer than 300 shareholders of record.  This suspension is automatic and does not require any filing with the SEC.  In such an event, we may cease providing periodic reports and current or periodic information, including operational and financial information, may not be available with respect to our results of operations.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

USE OF PROCEEDS

Our offering is being made on a self-underwritten and “best-efforts” basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.03. The following table sets forth the uses of proceeds assuming the sale of one-third, two-third and 100%, respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $90,000 as anticipated.

Gross proceeds	$30,000	$60,000	$90,000
Offering expenses	$7,000	$7,000	$7,000
Net proceeds	$23,000	$53,000	$83,000
Website development	$1,500	$3,000	$3,000
Leasing premises and equipment	$5,980	$9,680	$14,460
Raw materials	$1,520	$17,320	$30,540
Employees’ salary	$-	$6,000	$12,000
Miscellaneous expenses	$1,000	$2,000	$3,000
Marketing and advertising	$3,000	$5,000	$10,000
SEC reporting and compliance	$10,000	$10,000	$10,000

The above figures represent only estimated costs.  If necessary, Otmane Tajmouati, our president and director, has agreed to loan the Company funds to complete the registration process, implement business plan, and maintain reporting status and quotation on the OTC Bulletin Board or other quotation service. Also, these loans would be necessary if the proceeds from this offering will not be sufficient to implement our business plan and maintain reporting status. Mr. Tajmouati will not be paid any compensation or anything from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Tajmouati. Mr. Tajmouati will be repaid from revenues of operations if and when we generate significant revenues to pay the obligation. The Company will conduct the repayment of director’s loans in accordance to the sequence of loans in full amount.

DETERMINATION OF OFFERING PRICE

We have determined the offering price of the shares arbitrarily.  The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company.  In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan.  Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

The price of the current offering is fixed at $0.03 per share. This price is significantly higher than the price paid by the Company’s officer for common equity since the Company’s inception on October 28, 2014.  Otmane Tajmouati, the Company’s sole officer and director, paid $0.001 per share for the 3,000,000 shares of common stock he purchased from the Company on December 26, 2014.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

As of June 3 0 , 2015, we had net tangible liabilities of $ (1,758) or approximately   $ ( 0.00 06 ) per share based upon 3,000,000 shares outstanding.

If 100% of the Shares Are Sold:

Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 6,000,000 shares to be outstanding will be $ 81,242 or approximately $0.01 35 per share. The net tangible book liabilities per share prior to the offering are   $ ( 0.00 06) . The net tangible book value of the shares held by our existing stockholders will be increased by $0.01 41 per share without any additional investment on his part. Investors in the offering will incur an immediate dilution from $0.03 per share to $0.01 65 per share.

After completion of this offering, if 3,000,000 shares are sold, investors in the offering will own 50% of the total number of shares then outstanding for which they will have made cash investment of $90,000 or $0.03 per share. Our existing stockholder will own 50% of the total number of shares then outstanding, for which he has made contributions of cash totaling $3,000 or $0.001 per share.

If two-third of the Shares Are Sold

Upon completion of this offering, in the event 2,000,000 shares are sold, the net tangible book value of the 5,000,000 shares to be outstanding will be $ 51,242 , or approximately $0.01 02 per share. The net tangible book liabilities per share prior to the offering are $ ( 0.00 06) . The net tangible book value of the shares held by our existing stockholders will be increased by $0.010 8 per share without any additional investment on his part. Investors in the offering will incur an immediate dilution from $0.03 per share to $0.01 98 per share.

After completion of this offering investors in the offering will own 40% of the total number of shares then outstanding for which they will have made cash investment of $60,000, or $0.03 per share. Our existing stockholder will own 60% of the total number of shares then outstanding, for which he has made contributions of cash totaling $3,000 or $0.001 per share.

If one-third of the Shares Are Sold

Upon completion of this offering, in the event 1,000,000 shares are sold, the net tangible book value of the 4,000,000 shares to be outstanding will be $ 21,242 , or approximately $0.00 53 per share. The net tangible book liabilities per share prior to the offering are $ ( 0.00 06) . The net tangible book value of the shares held by our existing stockholders will be increased by $0.005 9 per share without any additional investment on his part. Investors in the offering will incur an immediate dilution from $0.03 per share to $0.0 247 per share.

After completion of this offering investors in the offering will own 25% of the total number of shares then outstanding for which they will have made cash investment of $30,000, or $0.03 per share. Our existing stockholder will own 75% of the total number of shares then outstanding, for which he has made contributions of cash totaling $3,000 or $0.001 per share.

The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholder if all of the Shares are Sold:
Price per share	$0.001
Net tangible book value per share before offering	$(0.0006)
Potential gain to existing shareholder	$90,000
Net tangible book value per share after offering	$0.0135
Increase to present stockholders in net tangible book value per share after offering	$0.0141
Capital contributions	$3,000
Number of shares outstanding before the offering	3,000,000
Number of shares after offering assuming the sale of 50% of shares	6,000,000
Percentage of ownership after offering	50%

Existing Stockholder if two-third of Shares are Sold:
Price per share	$0.001
Net tangible book value per share before offering	$(0.0006)
Potential gain to existing shareholder	$60,000
Net tangible book value per share after offering	$0.0102
Increase to present stockholders in net tangible book value per share after offering	$0.0108
Capital contributions	$3,000
Number of shares outstanding before the offering	3,000,000
Number of shares after offering assuming the sale of 50% of shares	5,000,000
Percentage of ownership after offering	60%

Existing Stockholder if one-third of Shares are Sold:
Price per share	$0.001
Net tangible book value per share before offering	$(0.0006)
Potential gain to existing shareholder	$30,000
Net tangible book value per share after offering	$0.0053
Increase to present stockholders in net tangible book value per share after offering	$0.0059
Capital contributions	$3,000
Number of shares outstanding before the offering	3,000,000
Number of shares after offering assuming the sale of the maximum number of shares	4,000,000
Percentage of ownership after offering	75%

Purchasers of Shares in this Offering if all 100% Shares Sold
Price per share	$0.03
Dilution per share	$0.0165
Capital contributions	$90,000
Number of shares after offering held by public investors	3,000,000
Percentage of capital contributions by existing shareholder	3.23%
Percentage of capital contributions by new investors	96.77%
Percentage of ownership after offering	50%

Purchasers of Shares in this Offering if two-third of Shares Sold
Price per share	$0.03
Dilution per share	$0.0198
Capital contributions	$60,000
Percentage of capital contributions by existing shareholder	4.76%
Percentage of capital contributions by new investors	95.24%
Number of shares after offering held by public investors	2,000,000
Percentage of ownership after offering	40%

Purchasers of Shares in this Offering if one-third of Shares Sold
Price per share	$0.03
Dilution per share	$0.0247
Capital contributions	$30,000
Percentage of capital contributions by existing shareholder	9.09%
Percentage of capital contributions by new investors	90.91%
Number of shares after offering held by public investors	1,000,000
Percentage of ownership after offering	25%

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes and other financial information included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. You should review the “Risk Factors” section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

As an issuer with total annual gross revenues of less than $1 billion during our most recently completed fiscal year, we qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•	Have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
•	Provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;
•
Comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	Submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and
•	Disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period. However, even if we no longer qualify for the exemptions for an emerging growth company, we may still be, in certain circumstances, subject to scaled disclosure requirements as a smaller reporting company. For example, smaller reporting companies, like emerging growth companies, are not required to provide a compensation discussion and analysis under Item 402(b) of Regulation S-K or auditor attestation of internal controls over financial reporting.

Our cash balance was $ 1 , 4 90 as of June 30 , 2015 compare to $6,990 as of March 31, 2015 . We have been utilizing and continue to utilize funds from Otmane Tajmouati, our Chairman and President, who has formally and verbally agreed to loan funds to allow the Company to pay for offering costs, filing fees, and professional fees.  As of June 3 0 , 2015, Mr. Tajmouati had advanced us $8,100 under verbal conditions (May 31, 2015-$8,100) . Mr. Tajmouati has agreed to loan $30,000 to us pursuant to the terms of the Loan Agreement that is filed as Exhibit 10.1 to the Registration Statement of which this Prospectus forms a part. In order to implement our plan of operations for the next twelve months period, we require a minimum of $30,000 of funding from this offering. If we generate less that minimum needed amount from this offering, less than one third of the offered shares will be sold, we will utilize funds from Mr. Tajmouati. Being a development stage company, we have limited operating history. After twelve months period we may need additional financing. Our principal executive office is located at 70, Av Allan ben Abdellah, Fes, Morocco 30000. Our phone number is +17026606161.

We are a development stage company and we did not generate any revenue s in the three month period ended June 30, 2015 compare to $1,080 for the period from October 28, 2014 (inception) to March 31, 2015. The Company’s net loss for the three months period ended June 30, 2015 was $4,919. The increased is mostly caused by expenses associated with filing of our registration statement, compared to net income of $161 for the period from October 28, 2014 (Inception) to March 31, 2015. The Company’s net loss for the period from October 28, 2014 (Inception) to June 30, 2015 was $4,758.   Our full business plan entails activities described in the Plan of Operation section below. Long term financing beyond the maximum aggregate amount of this offering may be required to expand our business. The exact amount of funding will depend on the scale of our development and expansion. We do not have plan for an expansion, and we have not decided yet on the scale of our development and expansion and on exact amount of funding needed for our long term financing.

To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to continue our proposed operations but we cannot guarantee that once we continue operations we will stay in business after doing so. If we are unable to successfully find customers we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have made an arrangement to raise additional cash, other than through this offering, such as Loan Agreement from our sole officer and director, which is filed in Exhibit 10.1 to the Registration Statement of which this Prospectus forms a part.

According to our Plan of Operation, the $90,000 that would be raised if we sold all shares in this offering would last one year.  Thus, without generating significant revenue, we may need more funds for business operations in the next year, and we will have to revert to obtaining additional money.

PLAN OF OPERATION

After the effectiveness of our registration statement by the Securities and Exchange Commissions, we intend to concentrate our efforts on raising capital. During this period, our operations will be limited due to the limited amount of funds on hand.  Upon completion of our public offering, our specific goal is to profitably sell our products of heat transfer printing and attract new customers. Our plan of operations following the completion is as follows:

Establish our Office
Time Frame: 1st - 3rd months.
Material costs: no cost anticipated.

Our sole officer and director, Otmane Tajmouati is taking care of our initial administrative duties. He is providing his own computer, furniture and other needed items for the office. Mr. Tajmouati is also taking care about expenses associated with office service. The modern equipment for the office will be purchased when the Company starts generating significant revenue from selling its printed products.

Ordering equipment
Time Frame: 4th – 6th months.
Material costs: $3,000-$9,000.

If we sell 1/3 of all shares in this offer, we will purchase one 3D sublimation vacuum heat transfer machine, one laptop and one printer for the cost $3,000 including transportation costs, customs and taxes. If we sell 2/3 of all shares we will buy two 3D sublimation vacuum heat transfer machines, two laptops and two printers for the price $6,000 and if we sell 100% of the shares we will buy three sets of the necessary equipment for the price $9,000.

We are not planning to sell the one 3D sublimation vacuum heat transfer machine we have already purchased. It will serve us an additional machine for printed products production and be reserve equipment in case one of the machines purchased during operations breaks down or will be serviced.

Installation and testing
Time Frame: 6th-7th months.
Material costs: $700-$2,100.

The machine we have purchased before has already been installed and tested at our location and ready for production. Once we get more machines, we plan to install and test them at our location. We will need to hire professionals to work part time, such as electricians, mechanics and loaders. It will cost about $700 per one set of equipment.

Supplies
Time Frame: 3rd-12th months.
Material costs: $1,520-$30,540.

We plan to purchase raw materials in accordance with sales volumes, but keep the stock not lower than represented calculations. According to the finance attracted, our expenses for raw materials will be as following:
33% financing – purchase of one 3d sublimation vacuum heat transfer machine (2 in stock):  $1,520;
66% financing – purchase of two 3d sublimation vacuum heat transfer machine (3 in stock):  $17,320;
100% financing – purchase of three 3d sublimation vacuum heat transfer machine (4 in stock):  $30,540.

Commence of production process
Time frame: started in March 2015
Material costs: in accordance to orders from customers.

The Company has started production process in March 2015. First order was made for Derb il Horra, Addentax Group Corp.’s first customer, which contains heat transfer printing on t-shirts and hoodies with one and various colors images on them. The Contract of the sale goods, dated February 3, 2015, is filed in Exhibit 10.2 to the Registration Statement of which this Prospectus forms a part.

Develop Our Website
Time Frame: 5th –12th months.
Material costs: $1,500-$3,000.

During this period, we intend to begin developing our website. Our sole officer and director, Otmane Tajmouati will be in charge of developing our website. As of the date of this prospectus we have registered a domain name for our website www.addentaxgroup.com and have filled it up with basic information and pictures of our products. We plan to hire a web designer to help us with designing and developing of the website. We do not have any written agreements with any web designers at current time. The website development costs, including site design and implementation will be approximately $1,500. If we sell 100% of the shares offered we will develop more sophisticated and well-designed web site, therefore developing cost will be $3,000. Updating and improving our website will continue throughout the lifetime of our operations.

Hire employees
Time Frame: 6th-7th months.
Material costs: $6,000-$12,000.

With respect to the selling shares, in case of two/third shares will be sold we will buy second heat transfer machine and raw materials accordingly and hire one worker, who will cost us $6,000 per year. If we sell all the shares in this offering, we plan to hire two workers for the third and second machines that we are planning to purchase in such event and it will cost us $12,000 per year.

Marketing
Time Frame: 3th - 12th months.
Material costs: $3,000-$10,000.

We will start out from straight marketing, such as offering our product at the fairs and exhibitions, handing out booklets with description of our product. We intent to launch our e-commerce ready web site, put banners on popular websites and advertisements in social networks. We will send our commercial quotations to event, designer, PR and advertising agencies, which can raise customer awareness and attract new partners. We also expect to get new customers from "word of mouth" advertising where our new customers will refer their colleagues to us. We will encourage such advertising by rewarding person with a discount who referred new customers to us. This strategy generates a repeated customer base that will be critical to our long-term success. We intend to spend at least $3,000 if we raise $30,000 and maximum of $10,000 if we raise $90,000 on marketing efforts during the first year. Marketing is an ongoing matter that will continue during the life of our operations.

In summary, our plan of operation contains office establishment, developing our website, purchasing raw materials. Furthermore we should be ready to start more significant operations and continue selling our products to future customers. From period of half a year, month 6 through 12, we will be developing our marketing campaign, purchase additional equipment and hire employees in the event of selling sufficient quantity of shares. There is no assurance that we will generate significant revenue in the first twelve months after completion our offering.

Otmane Tajmouati, our president will be devoting approximately 75% of his time per week to our operations. Once we expand operations, and are able to attract more customers to buy our products, Mr. Tajmouati has agreed to commit more time as required. Because Mr. Tajmouati will only be devoting limited time to our operations, the operations may be sporadic and occur at times which is convenient to him.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have generated limited revenues of $1,080. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholder.

Results of operations

From Inception on October 28, 2014 to June 3 0 , 2015

During the period from October 28, 2014 (interception) to June 30, 2015 the Company has prepared a business plan, purchased one unit of equipment, signed a contract for the sale of goods with Derb il Horra dated February 3, 2015, earned revenue of $1,080 from Derb il Horra for the provision of printed products and the signed a Lease Agreement with Samir Mustafajev for office space for a period of half a year signed December 15, 2015 and effective March 1, 2015.

Since inception, we have sold 3,000,000 shares of common stock to our sole officer and director for net proceeds of $3,000.

LIQUIDITY AND CAPITAL RESOURCES

As of June 3 0 , 2015, the Company had $ 1 , 4 90 (March 31, 2015-$6,990) cash and our liabilities were $8,1 00 , (March 31, 2015-$8,128), comprising $8,100 (March 31, 2015-$8,100) owed to Otmane Tajmouati, our sole officer. Since October 28, 2014 (inception) to June 30, 2015, we have sold 3,000,000 shares of common stocks to our sole officer and director, at a price of $0.001 per share, for aggregate proceeds of $3,000.

We are attempting to raise funds to proceed with our plan of operation. We will have to utilize funds from Otmane Tajmouati, our sole officer and director, who has agreed to loan the Company funds to complete the registration process. As of June 3 0 , 2015, Mr. Tajmouati had advanced us $8,100 under verbal conditions. Mr. Tajmouati has agreed to loan $30,000 to us pursuant to the terms of the Loan Agreement that is filed as Exhibit 10.1 to the Registration Statement of which this Prospectus forms a part. In order to implement our plan of operations for the next twelve months period, we require a minimum of $30,000 of funding from this offering. If we generate less that minimum needed amount from this offering, less than one third of the offered shares will be sold, we will utilize funds from Mr. Tajmouati.

In the scenario if the Company does not raise minimum needed funds, as per our Plan of Operation it is $30,000, for continuing operations from this offering Mr. Tajmouati will loan needed amount to the Company. The Company can also attract additional financing through sales of printed products. In opposite way if the Company raise needed amount of funds, through this offering or through selling printed products, Mr. Tajmouati will not loan funds to the Company. This loan is unsecured, has no time frames for repayment and does not bear any interest.

We cannot guarantee that we will be able to sell all the shares required to satisfy our twelve months financial requirement. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus.  We will attempt to raise at least the minimum funds of $30,000 necessary to proceed with our plan of operation. In a long term we may need additional financing. Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations.  These factors may impact the timing, amount, terms or conditions of additional financing available to us.

Management believes that current trends toward lower capital investment in start-up companies, volatility in printed products distribution market pose the most significant challenges to the Company’s success over the next year and in future years.  Additionally, the Company will have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company. The Company’s management will have to spend additional time on policies and procedures to make sure it is compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act of 2002.  This additional corporate governance time required of management could limit the amount of time management has to implement is business plan and impede the speed of its operations.

DESCRIPTION OF BUSINESS

General

Our company Addentax Group Corp. was incorporated in the State of Nevada on October 28, 2014 and established a fiscal yearend of March 31. We have generated limited revenues of $1,080, have minimal assets and have generated a net loss of $ 4,758 since inception. We are a development-stage company created for producing images on multiple surfaces, such as glass, leather, plastic, ceramic, textile, and others using 3D sublimation vacuum heat transfer machine. We have recently started our operation. As of today, we have developed our business plan, purchased and set up our first machine, signed a contract for the sale of goods with Derb il Horra dated February 3, 2015, the Company generated revenue of $1,080 from Derb il Horra for the sale of printed products and entered into a Lease Agreement with Samir Mustafajev for office space for a period of half a year dated December 15, 2015, came into force from March 1, 2015 To the date we have set up our first heat transfer machine, tested its operation and produced a range of demonstration samples for attraction of potential business partners. In the beginning we may not be able to provide enough revenue to cover the company’s operating expenses during first twelve months. We plan to purchase one more heat transfer machine if we sell 1/3 of the shares, and purchase two or three more, if we sell 2/3 and all of the shares respectively. Our director will fund our initial administrative expenses using his own funds.

Total estimated amount of funding necessary for our business start-up in the first year is $30,000. We need funding to purchase and deliver additional heat transfer machine, to cover general running and administrative expenses, business development and marketing, auxiliary materials, expenses connected with company public presentation, payment of salaries and the, purchase of raw materials. Our business office is located at 70, Av Allan Ben Abdellah, Fes, Morocco 30000. Our telephone number is +17026606161.

Our Business

The Company is working on a field of producing images on a surface such as glass, leather, plastic, ceramic, textile, and others using 3D sublimation vacuum heat transfer machine. Heat transfer technology is one of most economical methods of application of any way to creatively approach to the implementation of various ideas. This modern technology is quiet popular for many years and has not lost its relevance. Materials for the images can be varied, such as ceramics, glass, crockery different quality, metal, clothing, caps, bags, leather products and other products . Our products will be interesting for people with individual single orders, business owners associated with the sale of souvenirs, and business owners who intend to order souvenirs in the corporate style. In order to organize our business, we need equipment and supplies, so we can make the images on our customer’s products, and then we will rent more space for the warehouse with goods on which apply the images to provide the customer with the final product. We plan to conclude a contract of carriage with local shipping companies for delivery of our goods to other cities such as Meknes, Rabat, Kenitra and worldwide.

Morocco is popular tourist country. We plan to find customers in the nearest cities, such as Rabat, Kenitra, and Marrakech and sell our products to them on a regular basis. If we are successful in attracting new customers in the nearest cities, we will sign contracts with local delivery companies in the future to deliver our goods to those customers.

When, and if, the Company succeeds in attracting new customers and the capital of the Company grows, we plan to expand our business to the nearest countries, such as Algeria, and Tunis and in positive scenario worldwide in the future.

Once our business grows and we are able to expand it to other countries such as Algeria and Tunis, we plan to rent a small office in one of these countries, in a tourist attractive city and use the same business plan that we implemented in Fes, Morocco. We believe that expansion of our printing business to other countries will take approximately two years.

Having additional customers and sales will positively impact our printing business, as we will have more orders and become well known in the industry and our revenues will grow accordingly. We believe that our future customers will recommend our printing service to others.

3D sublimation vacuum heat transfer machine

We plan to purchase 3D sublimation vacuum heat transfer machine to apply images on many surfaces. The 3D sublimation vacuum heat transfer machine does not require high technical skills for product production. The set of printing machine includes the machine itself and all raw materials necessary for setting up and testing, and raw materials for production process.

3D sublimation vacuum heat transfer machine MA3
Item:
Import:	Morocco
Export:	China
Machine cost:	$1,000
Laptop:	$450
Printer:	$350
Country of origin:	China
Cost of delivery and insurance:	$600
Total cost:	$2,400
Raw materials	$200
DTA	---
VAT	$600
Total: unit, import, customs and taxes	$3,200

Industrial flatbed printing machine is not large, user-friendly, and simple in maintaining and doesn’t require any special service. At the time this project is being offered we have already purchased one 3D sublimation vacuum heat transfer machine, produced by Chinese company PANDA ONE HOLDINGS LIMITED.

Technical characteristics:

Model Number:	MA3
Rated Voltage:	220V/110V
Material:	aluminum and iron
Weight:	23 kg
Dimensions:	330*430*120 mm
Work table size:	330*430 mm
Production capacity:	15 mugs for 480s (depending on type of materials and size)

Target market

We can determine two different directions our product can cover - corporate and private. By corporate we mean large and small companies, which always care much about image and update company information. Corporate style of any company is often reflected by printed images on pens, souvenirs, notepads, laptops and others. We are ready to provide image printing on any of the aforesaid products. By private we mean any private events, where memorable gifts can be suitable. Weddings, birthdays, and anniversaries – any holiday of any scale can become even more memorable with some kind of commemorative image on a glass or metal souvenir, which can be hanged on the wall, for example. Addentax Group Corp. is able to offer any type of client the printed product that can meet their very special requirements.

We have signed Contract for the sale of goods with Derb il Horra, a small enterprise, which is involved mostly in selling souvenirs not only in Fes, also in another cities of Morocco. The Company generated revenue of $1,080 from Derb il Horra for the sale of printed products. The terms and conditions of the contract are described in Contract for the sale of goods that is filed in Exhibit 10.2 to the Registration Statement of which this Prospectus forms a part.

Marketing

Our sole officer and director, Otmane Tajmouati, will be responsible for the marketing of the Company. We intend to use marketing strategies, such as web, namely dissemination of information on social networks such as Facebook, Twitter and on sites with ads, direct mailing, distribution of flyers in hotels, cafes and restaurants, handing out flyers in public and tourist spots, shopping malls to acquire potential customers. We believe that one of the most powerful aspects of online marketing is the ability to target our chosen group with a high degree of accuracy and cost effective way. We will use many online marketing tools to direct traffic to our website and identify potential customers. As of the date of this prospectus we have registered a domain names for our website www.addentaxgroup.com and fill it with initial information about the Company and its products. To accomplish this, we plan to contact an independent web designing company. Our website is describing our products, shows our contact information, and includes some general information and pictures of our products. We also plan to attend shows and exhibitions in our industry and other related industries, where it would be appropriate to attract new customers and advertising our products. We will promote our products through word of mouth.

Also we have prepared the brochure for representing Addentax Group Corp. and our business, which contains basic information about the Company. We believe it will help us in our marketing on the start of our production process for making our products more known to potential customers.

Storage and delivery

The product produced by Addentax Group Corp. does not require any storage facilities. It will be produced directly for each order. The number of demonstration samples kept is insignificant and doesn’t require any special premises for storage. We are going to sign a contract with delivering company on regular basis for delivering our products to the customers. We expect that term of delivery shall be not more than 15 days, which shall include product production and procedure of products acceptance by client. To date our first customer Derb il Horra agreed to accept delivery of the products in our office, the Company does not have to organize delivery of products. Our machines will be located at our leased premise in Rue du Somalie, Fes 30060, Morocco.

Competition

We need proceeds from this offering to enter this business. We will be in a market where we compete with other companies offering similar products. We will be in direct competition with them. Many of these companies may have a greater, more established customer base than us. We will likely lose business to such companies. Also, many of these companies will be able to afford to offer better price for similar products than us, which may also harm business. We foresee to continue to face challenges from new market entrants. We may be unable to continue to compete effectively with these existing or new competitors, which could have a material adverse effect on our financial condition and results of operations.

Nearly all Addentax Group Corp.'s competitors have significantly greater financial resources, technical expertise, and managerial capabilities than Addentax Group Corp. We are, consequently, at a competitive disadvantage in being able to provide such products and become a successful company in printing industry. Therefore, Addentax Group Corp. may not be able to establish itself within the industry at all.

Insurance

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

Employees

We are a development stage company and as of June 3 0 , 2015 have no employees, other than our sole officer, Otmane Tajmouati - who will initially perform all works in production and organization of our business.

Offices

Our production office is located at Rue du Somalie, Fes 30060, Morocco.  Samir Mustafajev provides the office to Addentax Group Corp. for a period of half a year, which starts from March 1, 2015. The property is 30 square meters and located on a shopping center, which makes the ordering more convenient to the potential customer. Our phone number is +17026606161.  We have signed a Lease Agreement with Samir Mustafajev that is filed in Exhibit 10.3 to the Registration Statement of which this Prospectus forms a part.

Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to our business in any jurisdiction which we would conduct activities. We do not believe that regulation will have a material impact on the way we conduct our business.

LEGAL PROCEEDINGS

We are not a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The name, age and titles of our executive officer and director is as follows:

Name and Address of Executive Officer and/or Director	Age	Position

Otmane Tajmouati 70, Av Allal Ben Abdellah, Fes, Morocco, 30000	25	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)

Otmane Tajmouati has acted as our President, Treasurer, Secretary and sole Director since our incorporation on October 28, 2014. Mr. Tajmouati owns 100% of the outstanding shares of our common stock. He graduated from University of New England, Tangier, Morocco, on the Faculty of Business administration for the period of 2007-2013. Mr. Tajmouati worked for GLOBAL PROJECT SARL from 2013 till 2014 as a manager in customers department, and fulfilled duties concerning customer communication and assistance. The enterprise is working on import and distribution different piece of furniture and accessories for the house and offices. Mr. Tajmouati is devoting 75% of his time a week for planning and organizing activities of Addentax Group Corp.

During the past ten years, Mr. Tajmouati has not been the subject to any of the following events:

1.	Any bankruptcy petition filed by or against any business of which Mr. Tajmouati was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.
2.	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.
3.
An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Tajmouati’s involvement in any type of business, securities or banking activities.

4.
Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to violate a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

5.
Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

6.
Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

7.
Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i.	Any Federal or State securities or commodities law or regulation; or
ii.
Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii.	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
8.
Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

TERM OF OFFICE

Each of our directors is appointed to hold office until the next annual meeting of our stockholders or until his respective successor is elected and qualified, or until he resigns or is removed in accordance with the provisions of the Nevada Revised Statues.  Our officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

DIRECTOR INDEPENDENCE

We intend to have our securities quoted on the OTC Bulletin Board or other quotation service, which do not have any director independence requirements. Once we engage additional directors and officers, however, we plan to develop a definition of independence and scrutinize our Board of Directors with regard to this definition.  At that time we intend to use the NASDAQ definition of independence as a model.  This definition includes a series of objective tests, for example, that the director cannot be, and has not been for at least three years, one of our employees and that neither the director, nor any of his or her family members has engaged in various types of business dealings with us.

EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our Executive Officer from inception on October 28, 2014 until June 3 0 , 2015:

Summary Compensation Table

Name and Principal Position	Period	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	All Other Compensation ($)	Total ($)

Otmane Tajmouati, President, Secretary and Treasurer	October 28, 2014 to June 30 , 2015	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

There are no current employment agreements between the Company and its officer.

Mr. Tajmouati currently devotes approximately 75% per week of his time to manage the affairs of the Company. He has agreed to work with no remuneration until such time as the Company receives significant revenues necessary to provide management salaries. At this time, we cannot accurately estimate when significant revenues will occur to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the Company or any of its subsidiaries, if any.

Director Compensation

The following table sets forth director compensation from inception on October 28, 2014 until June 3 0 , 2015:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Otmane Tajmouati	-0-	-0-	-0-	-0-	-0-	-0-	-0-

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Otmane Tajmouati will not be paid for any underwriting services that he performs on our behalf with respect to this offering.

On December 26, 2014, we issued a total of 3,000,000 shares of restricted common stock to Otmane Tajmouati, our sole officer and director in consideration of $3,000. As of June 3 0 , 2015, Mr. Tajmouati had advanced us $8,100 under verbal conditions. Mr. Tajmouati has agreed to loan $30,000 to us pursuant to the terms of the Loan Agreement. (See Exhibit 10.1 to the Registration Statement of which this Prospectus forms a part.) In order to implement our plan of operations for the next twelve months period, we require a minimum of $30,000 of funding from this offering. If we generate less that minimum needed amount from this offering, less than one third of the offered shares will be sold, we will utilize funds from Mr. Tajmouati. He will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Tajmouati. Mr. Tajmouati will be repaid from revenues of operations if and when we generate significant revenues to pay the obligation. The Company will conduct the repayment of director’s loans in accordance to the sequence of loans in full amount. There is no assurance that we will ever generate significant revenues from our operations. The obligation to Mr. Tajmouati does not bear interest.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of June 3 0 , 2015 concerning the number of shares of common stock beneficially owned by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer.  Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Percentage

Common Stock	Otmane Tajmouati 70, Av Allal Ben Abdellah, Fes, Morocco 30000	3,000,000 shares of common stock (direct)	100%

(1) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares).  In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided.  In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.  As of  June 30 , 2015, there were 3,000,000 shares of our common stock issued and outstanding.

Future sales by existing stockholders

A total of 3,000,000 shares of common stock were issued to our sole officer and director Mr. Tajmouati, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. As we are a “shell company” as that term is defined by the applicable federal securities laws, because of the nature and amount of our assets and our very limited operations, applicable provisions of Rule 144 specify that during that time that we are a “shell company” and for a period of one year thereafter, holders of our restricted securities can not sell those securities in reliance on Rule 144. As result, one year after we cease being a shell company, assuming we are current in our reporting requirements with the Securities and Exchange Commission, holders of our restricted securities may then sell those securities in reliance on Rule 144 (provided, however, those holders satisfy all of the applicable requirements of that rule). For us to cease being a “shell company” we must have more than nominal operations and more that nominal assets or assets which do not consist solely of cash or cash equivalents. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

There is no public trading market for our common stock. There are no outstanding options or warrants to purchase, or securities convertible into, our common stock. There is one holder of record for our common stock. The record holder is our sole officer and director who owns 3,000,000 restricted shares of our common stock.

PLAN OF DISTRIBUTION

Addentax Group Corp. has 3,000,000 shares of common stock issued and outstanding as of the date of this prospectus.  The Company is registering an additional of 3,000,000 shares of its common stock for sale at the price of $0.03 per share. There is no arrangement to address the possible effect of the offering on the price of the stock. Our sole officer and director Mr. Tajmouati will offer the shares to his friends and family. We will not utilize advertising or make a general solicitation for our offering, but rather, Mr. Tajmouati will personally and individually contact each investor. Mr. Tajmouati has no experience in selling securities to investors. Mr. Tajmouati will not purchase securities in this offering.

In connection with the Company’s selling efforts in the offering, Otmane Tajmouati will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Mr. Tajmouati is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Tajmouati will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Tajmouati is not, nor has he been within the past twelve months, a broker or dealer, and he is not, nor has he been within the past twelve months, an associated person of a broker or dealer. At the end of the offering, Mr. Tajmouati will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Tajmouati will not participate in selling an offering of securities for any issuer more than once every twelve months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

Addentax Group Corp. will receive all proceeds from the sale of the 3,000,000 shares being offered. The price per share is fixed at $0.03 for the duration of this offering.  Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the Over-the Counter Bulletin Board. In order to be quoted on the OTC Bulletin Board or other quotation service, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.  However, sales by the Company must be made at the fixed price of $0.03 for up to 240 days from the effective date of this prospectus.

The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.03 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Addentax Group Corp. has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Addentax Group Corp. will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states), which we expect to be $7,000.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

- Execute and deliver a subscription agreement; and

- Deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “Addentax Group Corp.” The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

Penny Stock Regulations

You should note that our stock is a penny stock. The SEC has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC, which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

STATE SECURITIES - BLUE SKY LAWS

There is no established public market for our common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as "Blue Sky" laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions.  Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

DESCRIPTION OF SECURITIES
GENERAL

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. As of  June 3 0 , 2015, there were 3,000,000 shares of our common stock issued and outstanding those were held by one registered stockholder of record and no shares of preferred stock issued and outstanding. Our sole officer and director, Otmane Tajmouati owns 3,000,000.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. Please refer to the Company’s Articles of Incorporation and Bylaws for a more complete description of the rights and liabilities of holders of the Company’s securities.

PREFERRED STOCK

We do not have an authorized class of preferred stock.

WARRANTS

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have any outstanding options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

INDEMNIFICATION

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest exceeding $90,000, directly or indirectly, in the Company or any of its parents or subsidiaries.  Nor was any such person connected with Addentax Group Corp. or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

EXPERTS

Cutler & Co., LLC, our independent registered public accounting firm, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Cutler & Co., LLC has presented its report with respect to our audited financial statements.

LEGAL MATTERS

Law Offices of Stepp Law Corporation has opined on the validity of the shares of common stock being offered hereby.

AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act.  You may read and copy any reports, statements or other information we file at the SEC’s public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Our SEC filings are available to the public through the SEC Internet site at www.sec.gov.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

FINANCIAL STATEMENTS

Our fiscal year end is March 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by us and audited by Cutler & Co., LLC.

Our audited financial statements from inception to March 31, 2015, and our condensed unaudited financial statements for the three months period ending June 30, 2015 immediately follow :

ADDENTAX GROUP CORP.

(A DEVELOPMENT STAGE COMPANY)

AUDITED FINANCIAL STATEMENTS

FOR THE PERIOD FROM OCTOBER 28, 2014 (INCEPTION) TO MARCH 31, 2015

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Addentax Group Corp.

We have audited the accompanying balance sheet of Addentax Group Corp. (a development stage company) as of March 31, 2015 and the related statement of operations, changes in shareholder’s equity and cash flow for the period from October 28, 2014 (Inception) to March 31, 2015. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Addentax Group Corp. as of March 31, 2015 and the related statement of operations and cash flow for the period from October 28, 2014 (Inception) to March 31, 2015 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements the Company has nominal income from operations since Inception (October 28, 2014) and currently does not have sufficient available funding to fully implement its business plan. These factors raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Cutler & Co., LLC

Wheat Ridge, Colorado
July 21, 2015

ADDENTAX GROUP CORP.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
AS OF MARCH 31, 2015

March 31, 2015
ASSETS
Current Assets
Cash and cash equivalents	$6,990
Prepaid expenses	950
Total Current Assets	7,940
Fixed Assets, net of accumulated depreciation of $267	3,349

Total Assets	$11,289

LIABILITIES AND STOCKHOLDER'S EQUITY

Current Liabilities
Tax payable	$28
Loans from director	8,100
Total Current Liabilities	8,128

Total Liabilities	8,128

Stockholder’s Equity
Common stock, par value $0.001; 75,000,000 shares authorized, 3,000,000 shares issued and outstanding	3,000
Earnings accumulated during the development stage	161
Total Stockholder’s Equity	3,161

Total Liabilities and Stockholder’s Equity	$11,289

See accompanying notes to these audited financial statements.

ADDENTAX GROUP CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS
FOR THE PERIOD FROM OCTOBER 28, 2014 (INCEPTION) TO MARCH 31, 2015

	For the period from October 28, 2014 (Inception) to March 31, 2015

REVENUES	$1,080

OPERATING EXPENSES
General and administrative expenses	891
TOTAL OPERATING EXPENSES	891

NET INCOME FROM OPERATIONS	189

PROVISION FOR INCOME TAXES	(28)

NET INCOME	$161

NET INCOME PER SHARE: BASIC AND DILUTED	$0.00	*

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	1,850,649

* denotes income of less than $0.01 per share.

See accompanying notes to these audited financial statements.

ADDENTAX GROUP CORP.
 (A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CHANGES IN STOCKHOLDER’S EQUITY
FOR THE PERIOD FROM OCTOBER 28, 2014 (INCEPTION) TO MARCH 31, 2015

	Common Stock		Earnings Accumulated during the Development	Total Stockholders’
	Shares	Amount	Stage	Equity

Inception, October 28, 2014	-	$-	$-	$-

Shares issued for cash at $0.001 per share on December 26, 2014	3,000,000	3,000	-	3,000

Net income for the period ended March 31, 2015	-	-	161	161

Balance, March 31, 2015	3,000,000	$3,000	$161	$3,161

See accompanying notes to these audited financial statements.

ADDENTAX GROUP CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM OCTOBER 28, 2014 (INCEPTION) TO MARCH 31, 2015

For the period from October 28, 2014 (Inception) to March 31, 2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net income for the period	$161
Adjustments to reconcile net loss to net cash (used in) operating activities:
Depreciation	267
Changes in operating assets and liabilities:
Increase in the prepaid expenses	(950)
Increase in taxes payable	28
CASH FLOWS USED IN OPERATING ACTIVITIES	(494)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of fixed assets	(3,616)
CASH FLOWS USED IN INVESTING ACTIVITIES	(3,616)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	3,000
Loans from director	8,100
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	11,100

NET INCREASE IN CASH	6,990

Cash, beginning of period	-

Cash, end of period	$6,990

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$-
Income taxes paid	$-

See accompanying notes to these audited financial statements.

ADDENTAX GROUP CORP.
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO THE AUDITED FINANCIAL STATEMENTS
FOR THE PERIOD FROM OCTOBER 28, 2014 (INCEPTION) TO MARCH 31, 2015

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

Addentax Group Corp. (“the Company”, “we”, “us” or “our”) was incorporated in Nevada on October 28, 2014 and the Company is working in the field of producing images on multiple surfaces using heat transfer technology.

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which assume the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. However, the Company has generated only limited revenues and nominal net income since Inception (October 28, 2014) through March 31, 2015.  The Company currently has nominal working capital, has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time and currently does not have the funding to fully implement its business-plan. Therefore there is substantial doubt about the Company’s ability to continue as a going concern.

The Company's ability to continue as a going concern is dependent upon the Company generating sustainable profitable operations in the future and, or, obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due and finance the implementation of its business plan.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it will be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NOTE 3 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Basis of presentation
The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America. The Company’s yearend is March 31.

Development Stage Company
The Company is a development stage company as defined by section 915-10-20 of the FASB Accounting Standards Codification and among the additional disclosures required as a development stage company are that its financial statements were identified as those of a development stage company, and that the statements of operations, stockholders' deficit and cash flows disclosed activity since the date of its inception (October 28, 2014) as a development stage company. All losses accumulated since Inception (October 28, 2014) have been considered as part of the Company's development stage activities. Effective June 10, 2014 FASB changed its regulations with respect to Development Stage Entities and these additional disclosures are no longer required for annual reporting periods beginning after December 15, 2014 with the option for entities to early adopt these new provisions. The Company has not elected to early adopt these provisions and consequently these additional disclosures are included in these financial statements.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

ADDENTAX GROUP CORP.
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO THE AUDITED FINANCIAL STATEMENTS
FOR THE PERIOD FROM OCTOBER 28, 2014 (INCEPTION) TO MARCH 31, 2015

NOTE 3 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES (CONTINUED)

Cash and Cash Equivalents
The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. The Company had $6,990 of cash as of March 31, 2015.

Fair Value of Financial Instruments
AS topic 820 "Fair Value Measurements and Disclosures" establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

Level 1:	defined as observable inputs such as quoted prices in active markets;
Level 2:	defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and
Level 3:	defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The carrying value of cash, prepaid expenses, taxes payable and the Company’s loan from director approximates its fair value due to their short-term maturity.

Fixed Assets
Property and equipment are stated at cost and depreciated on the straight-line method over the estimated life of the asset, which is 5 years.

Expenditures for maintenance and repairs are charged to expense as incurred. Additions, major renewals and replacements that increase the property's useful life are capitalized. Property sold or retired, together with the related accumulated depreciation is removed from the appropriated accounts and the resultant gain or loss is included in net income.

Income Taxes
Income taxes are computed using the asset and liability method.  Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws.  A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Revenue Recognition
The Company will recognize revenue in accordance with Accounting Standards Codification No. 605, “Revenue Recognition” ("ASC-605"), ASC-605 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company will defer any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required.

ADDENTAX GROUP CORP.
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO THE AUDITED FINANCIAL STATEMENTS
FOR THE PERIOD FROM OCTOBER 28, 2014 (INCEPTION) TO MARCH 31, 2015

NOTE 3 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES (CONTINUED)

Advertising Costs
The Company’s policy regarding advertising is to expense advertising when incurred. The Company did not incur any advertising expenses during the period from October 28, 2014 to March 31, 2015.

Stock-Based Compensation
Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

Basic Income (Loss) Per Share
The Company computes income (loss) per share in accordance with FASB ASC 260 “Earnings per Share”. Basic loss per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted income (loss) per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive. For the period from October 28, 2014 (inception) to March 31, 2015 there were no potentially dilutive debt or equity instruments issued or outstanding.

Comprehensive Income
Comprehensive income is defined as all changes in stockholders' equity (deficit), exclusive of transactions with owners, such as capital investments. Comprehensive income includes net income or loss, changes in certain assets and liabilities that are reported directly in equity such as translation adjustments on investments in foreign subsidiaries and unrealized gains (losses) on available-for-sale securities. For the period from October 28, 2014 (inception) to March 31, 2015 were no differences between our comprehensive loss and net loss.

Recent Accounting Pronouncements
We have reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe any of these pronouncements will have a material impact on the Company other than those relating to Development Stage Entities as discussed above.

NOTE 3 – FIXED ASSETS

	Equipment	Website	Totals
Cost
As at October 28, 2014	$-	$-	$-
Additions	2,916	700	3,616
Disposals	-	-	-
As at March 31, 2015	2,916	700	3,616

Depreciation	-	-	-
As at October 28, 2014	-	-	-
Change for the period	267	-	267
As at March 31, 2015	267	-	267

Net book value	$2,649	$700	$3,349

We recognized depreciation expense of $267 in respect of equipment during the period from October 28, 2014 to March 31, 2015.

No depreciation was recognized in respect of the website during the period from October 28, 2014 to March 31, 2015, as the website was not yet operational during the period.

ADDENTAX GROUP CORP.
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO THE AUDITED FINANCIAL STATEMENTS
FOR THE PERIOD FROM OCTOBER 28, 2014 (INCEPTION) TO MARCH 31, 2015

NOTE 5 – LOAN FROM DIRECTOR

In support of the Company’s efforts and cash requirements, it may rely on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support by shareholders. Amounts represent advances or amounts paid in satisfaction of liabilities. The advances are considered temporary in nature and have not been formalized by a promissory note.

During the period from October 28, 2014 (Inception) to March 31, 2015, our sole director had loaned to the Company $8,100.This loan is unsecured, non-interest bearing and due on demand.

Effective March 2, 2015, the Company entered into a Loan Agreement with Otmane Tajmouati, the Company’s sole office and director. Under the terms of the Loan Agreement, Mr. Tajmouati has agreed to loan up to $30,000 to the Company to fund ongoing expenses operational needs. No funds under this Loan Agreement were advanced to the Company during the period October 28, 2014 (inception) to March 31, 2015. The balance of $8,100 that had been loaned to the Company by Mr. Tajmouati as of March 31, 2015 was not advanced under the terms of this loan agreement.

NOTE 6 – SHAREHOLDER'S EQUITY

The Company has 75,000,000, $0.001 par value shares of common stock authorized.

On December 26, 2014, the Company issued 3,000,000 shares of common stock to a director for cash proceeds of $3,000 at $0.001 per share.

There were 3,000,000 shares of common stock issued and outstanding as of March 31, 2015.

NOTE 7 – COMMITMENTS AND CONTINGENCIES

Lease agreement

Company has entered in a six months rental agreement, signed on December 15, 2015, starting on March 1, 2015 and terminating on August 31, 2015. The Company is renting 30 square meters of office space for $190 per month. The Company prepaid all six months and a prepaid balance of $950 is reflected in the financial statements at March 31, 2015.

Litigation

We were not subject to any legal proceedings during the period from October 28, 2014 to March 31, 2015 and we know of no material, existing or pending legal proceedings against our Company, nor are we involved as a plaintiff in any material proceeding or pending litigation.  There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

ADDENTAX GROUP CORP.
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO THE AUDITED FINANCIAL STATEMENTS
FOR THE PERIOD FROM OCTOBER 28, 2014 (INCEPTION) TO MARCH 31, 2015

NOTE 8 – INCOME TAXES

During the period from October 28, 2014 to March 31, 2015, the Company generated taxable income of $189 and accrued a tax liability of $28, based on an effective rate of taxation of 15%.

NOTE 9 – SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) the Company has analyzed its operations subsequent to March 31, 2015 to the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

ADDENTAX GROUP CORP.

CONDENSED UNAUDITED FINANCIAL STATEMENTS

FOR THE THREE MONTHS PERIOD ENDED JUNE 30, 2015

TABLE OF CONTENTS

Condensed Balance Sheets as of June 30, 2015 (Unaudited) and March 31, 2015 (Audited)	F-12
Condensed Statement of Operations for the three months period ended June 30, 2015 (Unaudited)	F-13
Condensed Statement of Cash Flows for the three months period ended June 30, 2015 (Unaudited)	F-14
Notes to the Condensed Unaudited Financial Statements	F-15

ADDENTAX GROUP CORP.
CONDENSED BALANCE SHEETS

	June 30, 2015	March 31, 2015
	(Unaudited)	(Audited)
ASSETS

Current Assets
Cash and cash equivalents	$1,490	$6,990
Prepaid expenses	380	950
Inventory	1,390	-
Total Current Assets	3,260	7,940

Fixed Assets, net of accumulated depreciation of $534 and $267	3,082	3,349

Total Assets	$6,342	$11,289

LIABILITIES AND STOCKHOLDER'S EQUITY

Current Liabilities
Tax payable	$28	$28
Loans from director	8,100	8,100
Total Current Liabilities	8,100	8,128

Total Liabilities	8,100	8,128

Stockholder’s Equity
Common stock, par value $0.001; 75,000,000 shares authorized, 3,000,000 shares issued and outstanding	3,000	3,000
Earnings (Deficit) accumulated during the development stage	(4,758)	161
Total Stockholder’s Equity	(1,758)	3,161

Total Liabilities and Stockholder’s Equity	$6,342	$11,289

See accompanying notes to these condensed unaudited financial statements.

ADDENTAX GROUP CORP.
CONDENSED STATEMENTS OF OPERATIONS
(UNAUDITED)

Three month ended June 30, 2015

REVENUES	$-

OPERATING EXPENSES
General and administrative expenses	4,947
TOTAL OPERATING EXPENSES	4,947

NET INCOME (LOSS) FROM OPERATIONS	(4,947)

PROVISION FOR INCOME TAXES	28

NET INCOME (LOSS)	$(4,919)

NET LOSS PER SHARE: BASIC AND DILUTED	$(0.00)*

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	3,000,000

* Denotes loss of less than $0.01 per share.

See accompanying notes to these condensed unaudited financial statements.

ADDENTAX GROUP CORP.
CONDENSED STATEMENTS OF CASH FLOWS
(UNAUDITED)

Three month ended June 30, 2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss) for the period	$(4,919)
Adjustments to reconcile net loss to net cash (used in) operating activities:
Depreciation	267
Changes in operating assets and liabilities:
(Increase) decrease in the prepaid expenses	570
Increase in Inventory	(1,390)
Decrease in taxes payable	(28)
CASH FLOWS USED IN OPERATING ACTIVITIES	(5,500)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of fixed assets	-
CASH FLOWS PROVIDED BY (USED IN) INVESTING ACTIVITIES	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	-
Loans from director	-
CASH FLOWS PROVIDED BY (USED IN) FINANCING ACTIVITIES	-

NET INCREASE IN CASH	(5,500)

Cash, beginning of period	6,990

Cash, end of period	$1,490

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$-
Income taxes paid	$-

See accompanying notes to these condensed unaudited financial statements.

ADDENTAX GROUP CORP.
NOTES TO CONDENSED UNAUDITED FINANCIAL STATEMENTS
FOR THE THREE MONTH PERIOD ENDED JUNE 30, 2015

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

Addentax Group Corp. (“the Company”, “we”, “us” or “our”) was incorporated in Nevada on October 28, 2014 and the Company is working in the field of producing images on multiple surfaces using heat transfer technology.

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which assume the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. However, the Company has generated only limited revenues and has working capital deficit since Inception (October 28, 2014) through June 30, 2015.  The Company has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time and currently does not have the funding to fully implement its business-plan. Therefore there is substantial doubt about the Company’s ability to continue as a going concern.

The Company's ability to continue as a going concern is dependent upon the Company generating sustainable profitable operations in the future and, or, obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due and finance the implementation of its business plan.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it will be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NOTE 3 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Basis of presentation
The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America. The Company’s yearend is March 31.

Development Stage Company
The Company is a development stage company as defined by section 915-10-20 of the FASB Accounting Standards Codification and among the additional disclosures required as a development stage company are that its financial statements were identified as those of a development stage company, and that the statements of operations, stockholders' deficit and cash flows disclosed activity since the date of its inception (October 28, 2014) as a development stage company. All losses accumulated since Inception (October 28, 2014) have been considered as part of the Company's development stage activities. Effective June 10, 2014 FASB changed its regulations with respect to Development Stage Entities and these additional disclosures are no longer required for annual reporting periods beginning after December 15, 2014 with the option for entities to early adopt these new provisions. The Company has not elected to early adopt these provisions. Consequently these additional disclosures are not included in these financial statements.

Unaudited Interim Financial Statements
Our accompanying unaudited condensed financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 8 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.  In our opinion the financial statements include all adjustments (consisting of normal recurring accruals) necessary to make the financial statements not misleading. Operating results for the three months ended June 30, 2015 are not necessarily indicative of the results that may be expected for the year ended March 31, 2016. For more complete financial information, these unaudited condensed financial statements should be read in conjunction with the audited financial statements for the period form Inception (October 28, 2014) through March 31, 2015 included elsewhere in this registration statement.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

ADDENTAX GROUP CORP.
 NOTES CONDENSED UNAUDITED FINANCIAL STATEMENTS
FOR THE TREE MONTH PERIOD ENDED JUNE 30, 2015

NOTE 3 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES (CONTINUED)

Cash and Cash Equivalents
The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. The Company had $1,490 of cash as of June 30, 2015, and $6,990 as of March 31, 2015.

Fair Value of Financial Instruments
AS topic 820 "Fair Value Measurements and Disclosures" establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

Level 1:	defined as observable inputs such as quoted prices in active markets;
Level 2:	defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and
Level 3:	defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The carrying value of cash, prepaid expenses, taxes payable and the Company’s loan from director approximates its fair value due to their short-term maturity.

Fixed Assets
Property and equipment are stated at cost and depreciated on the straight-line method over the estimated life of the asset, which is 5 years.
Expenditures for maintenance and repairs are charged to expense as incurred. Additions, major renewals and replacements that increase the property's useful life are capitalized. Property sold or retired, together with the related accumulated depreciation is removed from the appropriated accounts and the resultant gain or loss is included in net income.

Income Taxes
Income taxes are computed using the asset and liability method.  Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws.  A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Revenue Recognition
The Company will recognize revenue in accordance with Accounting Standards Codification No. 605, “Revenue Recognition” ("ASC-605"), ASC-605 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company will defer any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required.

ADDENTAX GROUP CORP.
 NOTES TO CONDENSED UNAUDITED FINANCIAL STATEMENTS
FOR THE THREE MONTH PERIOD ENDED JUNE 30, 2015

NOTE 3 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES (CONTINUED)

Advertising Costs
The Company’s policy regarding advertising is to expense advertising when incurred. The Company did not incur any advertising expenses during the three month period ended June 30, 2015.

Stock-Based Compensation
Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

Basic Income (Loss) Per Share
The Company computes income (loss) per share in accordance with FASB ASC 260 “Earnings per Share”. Basic loss per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted income (loss) per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive. For the three months period ended June 30, 2015 there were no potentially dilutive debt or equity instruments issued or outstanding.

Comprehensive Income
Comprehensive income is defined as all changes in stockholders' equity (deficit), exclusive of transactions with owners, such as capital investments. Comprehensive income includes net income or loss, changes in certain assets and liabilities that are reported directly in equity such as translation adjustments on investments in foreign subsidiaries and unrealized gains (losses) on available-for-sale securities. For the three months period ended June 30, 2015 there were no differences between our comprehensive loss and net loss.

Recent Accounting Pronouncements
We have reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe any of these pronouncements will have a material impact on the Company other than those relating to Development Stage Entities as discussed above.

NOTE 3 – FIXED ASSETS

	Equipment	Website	Totals
Cost
As at October 28, 2014	$-	$-	$-
Additions	2,916	700	3,616
Disposals	-	-	-
As at June 30, 2015	2,916	700	3,616

Depreciation	-	-	-
As at October 28, 2014	-	-	-
Change for the period	534	-	534
As at June 30, 2015	534	-	534

Net book value	$2,382	$700	$3,082

We recognized depreciation expense of $267 in respect of equipment during the three months period ended June 30, 2015.

No depreciation was recognized in respect of the website during the three month period ended June 30, 2015 and from October 28, 2014(interception) to June 30, 2015, as the website was not yet operational during these periods.

ADDENTAX GROUP CORP.
NOTES CONDENSED UNAUDITED FINANCIAL STATEMENTS
FOR THE THREE MONTH PERIOD ENDED JUNE 30, 2015

NOTE 5 – LOAN FROM DIRECTOR

In support of the Company’s efforts and cash requirements, it may rely on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support by shareholders. Amounts represent advances or amounts paid in satisfaction of liabilities. The advances are considered temporary in nature and have not been formalized by a promissory note.

During the three months period ended June 30, 2015, sole director had loaned $0 to the Company and $8,100 from October 28, 2014(interception) to March 31, 2014. This loan is unsecured, non-interest bearing and due on demand.

Effective March 2, 2015, the Company entered into a Loan Agreement with Otmane Tajmouati, the Company’s sole office and director. Under the terms of the Loan Agreement, Mr. Tajmouati has agreed to loan up to $30,000 to the Company to fund ongoing expenses operational needs. No funds under this Loan Agreement were advanced to the Company during the period October 28, 2014 (inception) to June 30, 2015. The balance of $8,100 that had been loaned to the Company by Mr. Tajmouati as of June 30, 2015 was not advanced under the terms of this loan agreement.

NOTE 6 – SHAREHOLDER'S DEFICIT

The Company has 75,000,000, $0.001 par value shares of common stock authorized.

On December 26, 2014, the Company issued 3,000,000 shares of common stock to a director for cash proceeds of $3,000 at $0.001 per share.

There were 3,000,000 shares of common stock issued and outstanding as of June 30, 2015.

NOTE 7 – COMMITMENTS AND CONTINGENCIES

Lease agreement

Company has entered in a six months rental agreement, signed on December 15, 2015, starting on March 1, 2015 and terminating on August 31, 2015. The Company is renting 30 square meters of office space for $190 per month. The Company prepaid all six months and a prepaid balance of $380 is reflected in the financial statements at June 30, 2015.

Litigation

We were not subject to any legal proceedings during the three month period ended June 30, 2015 and we know of no material, existing or pending legal proceedings against our Company, nor are we involved as a plaintiff in any material proceeding or pending litigation.  There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

ADDENTAX GROUP CORP.
NOTES CONDENSED UNAUDITED FINANCIAL STATEMENTS
FOR THE THREE MONTH PERIOD ENDED JUNE 30, 2015

NOTE 8 – INCOME TAXES

As of June 30, 2015, the Company had net operating loss carry forwards of approximately $4,758 that may be available to reduce future years’ taxable income in varying amounts through 2034. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The provision for Federal income tax consists of the following:

As of June 30, 2015
Federal income tax benefit (expense) attributable to:
Current Operations	$742
Less: tax refund	(28)
Valuation allowance	(714)

Net provision for Federal income taxes	$-

The cumulative tax effect at the expected rate of 15% of significant items comprising our net deferred tax amount is as follows:

June 30, 2015
Deferred tax asset attributable to:
Net operating loss carryover	$714
Valuation allowance	(714)

Net deferred tax asset	$0

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of approximately $4,758 for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

NOTE 9 – SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) the Company has analyzed its operations subsequent to June 30, 2015 to the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

PROSPECTUS

3,000,000 SHARES OF COMMON STOCK

ADDENTAX GROUP CORP.
_______________

Dealer Prospectus Delivery Obligation

Until _____________ ___, 2015, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

Auditor Fees and Expenses	$2,500
Legal Fees and Expenses	$2,500
EDGAR fees	$800
Transfer Agent Fees	$1,200
TOTAL	$7,000

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

Section 78.7502 of the Nevada Corporate Law provides, in part, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Similar indemnity is authorized for such persons against expenses (including attorneys’ fees) actually and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnity has met the applicable standard of conduct.  Where an officer or a director is successful on the merits or otherwise in the defense of any action referred to above, we must indemnify him against the expenses, which such offer, or director actually or reasonably incurred. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Since inception, the Registrant has sold the following securities that were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration

Otmane Tajmouati	December 26, 2014	3,000,000	$ 3,000.00

We issued the foregoing restricted shares of common stock to our sole officer and director pursuant to Section 4(2) of the Securities Act of 1933. He is a sophisticated investor, is our sole officer and director, and is in possession of all material information relating to us. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone.

ITEM 16. EXHIBITS

Exhibit Number	Description of Exhibit

3.1 *	Articles of Incorporation of the Registrant
3.2 *	Bylaws of the Registrant
5.1 *	Opinion Stepp Law Corporation
10.1 *	Loan Agreement, dated March 2, 2015
10.2 *	Contract of the sale goods, dated February 3, 2015
10.3 *	Lease Agreement, dated December 15, 2014
10.4 *	Verbal Agreement, dated October 28, 2014
23.1	Consent of Cutler & Co., LLC
23.2 *	Consent of Stepp Law Corporation (contained in exhibit 5.1)
99.1 *	Subscription Agreement

* Previously filed.

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Fes, Morocco on  September 16 , 2015.

ADDENTAX GROUP CORP.

By:	/s/ Otmane Tajmouati
Name:	Otmane Tajmouati
Title:	President, Treasurer and Secretary
(Principal Executive, Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, the following persons in the capacities and on the dates stated signed this registration statement.

Signature	Title	Date

/s/ Otmane Tajmouati	President, Treasurer, Secretary and Director	September 16 , 2015
Otmane Tajmouati	(Principal Executive, Financial and Accounting Officer)